Medifast, Inc. Announces Quarterly Dividend

BALTIMORE, June 16, 2022/PRNewswire/ -- Medifast, Inc. (NYSE: MED), the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, announced today that its Board of Directors has declared a $1.64 quarterly cash dividend to its stockholders. The quarterly cash dividend of $1.64 per share is payable on August 8, 2022 to stockholders of record as of the close of business on June 28, 2022.
Medifast expects to maintain a program of paying dividends on a quarterly basis. However, the declaration of dividends in the future is subject to the discretion of the company’s Board of Directors, who will evaluate the company's dividend program from time to time based on factors that it deems relevant.

About Medifast:
Medifast (NYSE: MED) is the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers scientifically developed products, clinically proven plans and the support of independent OPTAVIA Coaches and a Community to help Customers achieve Lifelong Transformation, One Healthy Habit at a Time®. As the publicly traded market leader by revenue in the U.S. $7 billion weight management industry, the company has impacted more than 2 million lives through its Community of OPTAVIA Coaches, who teach Customers how to develop holistic healthy habits through the proprietary Habits of Health® Transformational System. Medifast was recognized in 2022 as one of America’s Best Mid-Sized Companies by Forbes, in 2020 and 2021 as one of FORTUNE's 100 Fastest-Growing Companies and was named to Forbes' 100 Most Trustworthy Companies in America list in 2017. For more information, visit MedifastInc.com or OPTAVIA.com and follow @Medifast on Twitter.

Forward Looking Statements
Please Note: This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend," “anticipate,” “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others: constraints, volatility or disruptions in the capital markets or other factors affecting the amount and timing of share repurchases under Medifast’s accelerated share repurchase program; risks associated with Medifast’s direct-to-consumer business model; the impact of rapid growth on Medifast’s systems; disruptions in Medifast’s supply chain; Medifast’s inability to continue to develop new products; effectiveness of Medifast’s advertising and marketing programs, including use of social media by independent OPTAVIA Coaches; Medifast’s inability to maintain and grow the network of independent OPTAVIA Coaches; the departure of one or more key personnel; Medifast’s inability to protect against online security risks, to protect its brand, or to protect against product liability claims; Medifast’s planned growth into domestic and international markets; adverse publicity associated with Medifast’s products; Medifast’s inability to continue declaring dividends; fluctuations of Medifast’s common stock market price; the impact of the COVID-19 pandemic on Medifast’s results and the severity, length and ultimate impact of the COVID-19 pandemic on people and economies; increases in competition, litigation, natural disasters, acts of war, other geopolitical events, climate change, shareholder activism, regulatory changes, inflation, labor shortages, supply chain issues and the resulting impact on market conditions and consumer spending; and the impact of changes in internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Investor Contact:
ICR, Inc.
Reed Anderson
InvestorRelations@medifastinc.com
(800) 763-9953